Exhibit 5.5

January 9, 2020

NGL South Ranch, Inc.

6120 South Yale Ave., Suite 805

Tulsa OK 74136

Ladies and Gentlemen:

We have acted as special New Mexico counsel to NGL South Ranch, Inc., a New Mexico corporation (the “NM Guarantor”), a subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the guarantee by the NM Guarantor of $450,000,000 aggregate principal amount of 7.5% Senior Notes due 2025 (the “Exchange Notes”) that are being issued by the Partnership and NGL Energy Finance Corp., a Delaware corporation (“NGL Finance” and, together with the Partnership, the “Issuers”), in exchange for a like principal amount of the Issuers’ issued and outstanding 7.5% Senior Notes due 2025.

In rendering the opinions set forth below, we have examined and reviewed copies of the following documents dated as of the date of this letter (unless otherwise noted below):

1.                                      the Indenture dated as of April 9, 2019 among the Issuers, the subsidiaries of the Partnership party thereto (the “Guarantor Subsidiaries”) and U.S. Bank National Association, as trustee;

2.                                      the form of the Exchange Notes attached as an exhibit to the Indenture (including the form of endorsement thereon of the NM Guarantee);

3.                                      the Registration Statement on Form S-4, filed by the Issuers and the Guarantor Subsidiaries with the United States Securities and Exchange Commission (the “Commission”) on January 9, 2020 (the “Registration Statement”);

4.                                      the Articles of Incorporation of the NM Guarantor, as amended, certified by the Secretary of the NM Guarantor as being in effect on the date of this opinion;

5.                                      the Bylaws of the NM Guarantor certified by the Secretary of the NM Guarantor as being in effect on the date of this opinion; and

6.                                      Good Standing Certificate of the NM Guarantor issued by the New Mexico Secretary of State on December 20, 2019 (the “Good Standing Certificate”).

The documents described in Paragraphs 1 and 2 above are collectively referred to herein as the “Transaction Documents.”  The documents described in Paragraphs 4 and 5 above are collectively referred to herein as the “Organizational Documents.”

410 Seventeenth Street, Suite 2200
Denver, CO 80202-4432
main 303.223.1100

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

NGL South Ranch, LLC

January 9, 2020

We have considered such questions of law as we deem necessary for the purpose of rendering the opinions set forth herein.

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter.  We have been furnished with, and with your consent have relied upon, certificates and assurances of the officers of the NM Guarantor and other representatives of the NM Guarantor, and of public officials, as to factual matters, as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have assumed that: (i) all information contained in all documents that we have reviewed is correct; (ii) all signatures on all documents that we have reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; (v) each natural person signing any document that we have reviewed had the legal capacity to do so; (vi) each natural person signing in a representative capacity any document that we reviewed had authority to sign in such capacity

We express no opinion as to, or the effect or applicability of, any laws other than the laws of New Mexico, nor any opinion as to any matter not expressly set forth herein.

Based upon the foregoing, and subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, we are of the opinion that:

1.                                      The NM Guarantor is a corporation, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of New Mexico.

2.                                      The NM Guarantor has the necessary power and authority to execute, deliver and perform the Transaction Documents and to own, lease and operate its properties and conduct its business as the business of the Partnership and its subsidiaries are described in the Registration Statement.

2.                                      The execution and delivery of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the NM Guarantor, and has been executed and delivered by the NM Guarantor.

We hereby consent to the use of this opinion letter as Exhibit 5.5 to the Registration Statement and to the use of our name under the heading “Legal Matters” therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP